Exhibit 5.1

O’Melveny & Myers LLP 610 Newport Center Drive 17th Floor Newport Beach, CA 92660-6429	T: +1 949 823 6900 F: +1 949 823 6994 omm.com

August 4, 2023

Alaska Air Group, Inc.

19300 International Boulevard

Seattle, WA 98188

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Alaska Air Group, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offer and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act, of an indeterminate amount of the following securities: (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), in one or more series; (iii) warrants to purchase Common Stock or Preferred Stock (individually or collectively, the “Warrants”) issued or to be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) between the Company and a warrant agent to be appointed prior to the issuance of Warrants; (iv) rights to purchase shares of Common Stock or shares of Preferred Stock (individually or collectively, the “Rights”) to be issued pursuant to one or more rights agreements (each, a “Rights Agreement”) between the Company and a rights agent to be appointed prior to the issuance of the Rights; and (v) units consisting of two or more of the following securities in any combination: Common Stock, Preferred Stock, Warrants and/or Rights (the “Units”) to be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and a unit agent to be appointed prior to the issuance of the Units. The Common Stock, Preferred Stock, Warrants, Rights and Units are collectively referred to herein as the “Securities.” The Warrant Agreements, Rights Agreements and Unit Agreements are each an “Agreement,” and are collectively referred to herein as the “Agreements.”

In our capacity as such counsel, we have examined originals or copies of those corporate and other records and documents as we considered appropriate including, without limitation:

(i)	the Registration Statement;

(ii)	the Amended and Restated Certificate of Incorporation of the Company as presently in effect (the “Certificate of Incorporation”);

(iii)	the Amended and Restated Bylaws of the Company as presently in effect; and

(iv)

certain resolutions, or actions by written consent, adopted by the Board of Directors of the Company (the “Board of Directors”), relating to the registration of the offer and sale of the Securities and related matters.

Austin • Century City • Dallas • Houston • Los Angeles • Newport Beach • New York • San Francisco • Silicon Valley • Washington, DC

Beijing • Brussels • Hong Kong • London • Seoul • Shanghai • Singapore • Tokyo

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies. We have also assumed that New York law will be chosen to govern each of the Agreements and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any agreement against the other parties to such agreement, we have assumed that such agreement is enforceable against such other parties. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company. In addition, we have obtained and relied upon those certificates of public officials we considered appropriate.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any applicable Securities, (i) the effectiveness of the Registration Statement has not been terminated or rescinded, (ii) an appropriate prospectus supplement describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by the Securities Act and the applicable rules and regulations thereunder, has been prepared, delivered and has been or will be filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Company is validly existing and in good standing under the laws of Delaware, with all corporate power and authority to enter into the Agreements to which it is a party and to perform its obligations thereunder, (iv) the Securities have been duly authorized by all necessary corporate action on the part of the Company (including, in the case of Preferred Stock, any filing or other corporate action necessary to create and establish the terms of such Preferred stock), (v) the execution, delivery and performance of any applicable Agreements with respect to the Securities have been duly authorized by all necessary corporate action on the part of the Company and each such Agreement has been duly executed and delivered by the Company, (vi) a Certificate of Designations creating and designating the number of shares and terms of any class or series of Preferred Stock to be issued by the Company will have been filed with and accepted for record by the Secretary of State of the State of Delaware, (vii) any Common Stock or Preferred Stock that may be issued upon conversion or exercise of any other Securities convertible into or exercisable for such Common Stock or Preferred Stock will not exceed the limits of the then remaining authorized but unissued amount of such Common Stock or Preferred Stock (including the applicable class or series of Preferred Stock) that the Company is then authorized to issue under its Certificate of Incorporation, (viii) there has not occurred any change in law or further action by the Board of Directors of the Company (or any authorized committee thereof) affecting the validity or enforceability of the applicable Securities and (ix) the Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement. We have also assumed that none of the terms of any Securities to be established after the date hereof, nor the issuance and delivery of such Securities, nor the compliance by the Company with the terms of such Securities will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1. When an issuance of Common Stock has been duly authorized by all necessary corporate action on the part of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2. When a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation, as may be duly amended, modified or replaced, and authorized by all necessary corporate action on the part of the Company, and upon issuance, delivery and payment therefor in an amount not less than the par value thereof and in the manner contemplated by the Registration Statement and/or the prospectus and applicable prospectus supplement(s) and by such corporate action, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any Warrants offered under the Registration Statement (the “Offered Warrants”), when (i) the Common Stock or Preferred Stock relating to such Offered Warrants has been duly authorized for issuance, (ii) the applicable Warrant Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Warrants have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Warrant Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Warrants will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

4. With respect to any Rights offered under the Registration Statement (the “Offered Rights”), when (i) the Common Stock or Preferred Stock relating to such Offered Rights have been duly authorized for issuance, (ii) the applicable Rights Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Rights have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Rights Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Rights will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

5. With respect to any Units offered under the Registration Statement (the “Offered Units”), when (i) the Common Stock, Preferred Stock, Warrants or Rights relating to such Offered Units have been duly authorized for issuance, (ii) the applicable Unit Agreement has been duly authorized, executed and delivered by each party thereto, and (iii) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement and the applicable underwriting or other agreement against payment therefor, such Offered Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding at law or in equity.

The law covered by this opinion is limited to the present law of the State of New York and the current General Corporation Law of the State of Delaware. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

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